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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


         We issued our report dated January 26, 2000, accompanying the consolidated financial statements included in the 1999 Annual Report to Shareholders, which is incorporated by reference in the Annual Report of Royal Bancshares of Pennsylvania, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Form S-4 (File Nos. 33-78310 and 33-80616) and on Form S-8 (File No. 333-25855)



/s/ Grant Thornton, LLP
Philadelphia, Pennsylvania
March 24, 2000